Exhibit 99.1

Target Hospitality Announces New $660 Million Credit Facility,
Significantly Expanding Liquidity and Lowering Cost of Capital to
Support Strategic Growth

THE WOODLANDS, Texas, July 27, 2026 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services, today announced the closing of a new $660 million asset-based revolving credit facility (the “ABL Facility”). The ABL Facility significantly strengthens the Company's liquidity position, extends its debt maturity profile and enhances financial flexibility as Target continues to pursue an active commercial pipeline representing more than 20,000 beds, driven by sustained development activity across high-value end markets.

The ABL Facility replaces Target's previous $175 million senior secured revolving credit facility (the “Previous Facility”), nearly quadrupling the Company's committed borrowing capacity to $660 million, subject to borrowing base availability, to support strategic growth initiatives and general corporate purposes. The ABL Facility has a five-year term maturing in July 2031 and includes an accordion feature providing for up to $190 million of incremental commitments, which could increase total committed borrowing capacity to $850 million, subject to lender commitments, customary conditions, and borrowing base availability.

Borrowings under the new ABL Facility are expected to bear interest at Term SOFR plus 2.25% to 3.00%, depending on the Company’s Total Leverage Ratio.

The new ABL Facility represents a reduction in borrowing costs of up to 250 basis points compared to the Previous Facility, meaningfully lowering Target's cost of capital, enhancing expected returns on incremental growth investments, and supporting a disciplined balance sheet.

"The closing of our new ABL Facility marks an important step in the evolution of Target's capital structure," said Jason Vlacich, Chief Financial Officer of Target Hospitality. "This facility significantly increases our committed capacity, extends our debt maturity profile and meaningfully lowers our cost of capital. The size of the commitments extended by both new and existing lenders, and the terms we secured, reflect the durability of our contracted revenue base and confidence in our growth strategy. Combined with internally generated cash flow, this facility provides substantial flexibility to capitalize on the largest commercial pipeline in our history across high-value end markets with durable, long-term demand, while maintaining a disciplined and resilient financial position."

The ABL Facility was arranged by JPMorgan Chase Bank, N.A., acting as Administrative Agent, with JPMorgan Chase Bank, N.A., PNC Bank, National Association, and Wells Fargo Bank, National Association serving as Joint Lead Arrangers and Joint Bookrunners. Morgan Stanley and Huntington Bank served as Documentation Agents. Deutsche Bank AG and First National Bank of Omaha also participated as lenders in the ABL Facility.

Additional details regarding the ABL Facility will be available in the Company's Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated specialty rental modular accommodations and full-service value-added hospitality solutions in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium catering and food services, maintenance, housekeeping, grounds-keeping, concierge, laundry services, logistics, security, recreational facilities services, community management, and community design and construction.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the Workforce Hospitality Solutions segment; our ability to execute, expand, and manage WHS projects supporting critical mineral development, power generation, and data center infrastructure projects; our ability to achieve margin improvement through the effective servicing of contracts in our WHS segment; effective management, utilization, and performance, of our communities (including workforce hubs); natural disasters and other business disruptions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions, including natural resources, critical minerals, and data center/AI infrastructure; changes in customer capital spending, project schedules, or end-user demand that may result in delays, non-renewals, or cancellations of contracts, including the contract that is terminable for convenience in the Government segment; our reliance on third party manufacturers, suppliers and service providers; our ability to attract and retain key personnel and maintain workforce availability for specialized hospitality and construction operations; increases in raw material, food, labor or other operating costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance coverage; unanticipated changes in our tax obligations; our obligations under various laws and regulations, including those applicable to government contracts; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global, national or local economic and political developments, including any changes in policy under the current or any future U.S. presidential administrations; federal government budgeting and appropriations; our ability to manage credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; cybersecurity threats, incidents, or failures of our management information systems; and risks related to our liquidity, access to capital markets, and obligations under existing or future debt agreements, including compliance with financial covenants. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Mark Schuck

(832) 702 – 8009

ir@targethospitality.com